                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 23, 2000
               (Date of earliest event reported: August 07, 2000)
                        Commission File Number: 000-25835
                               MYPOINTS.COM, INC.
             (Exact name of Registrant as specified in its charter)



               Delaware                                        94-3255692
--------------------------------------------------------------------------------
(State of incorporation or organization)                 (IRS Employer I.D. No.)


            100 California Street, 12th floor, San Francisco, California 94111
--------------------------------------------------------------------------------
            (Address of principal executive offices)

            (415) 676-3700
--------------------------------------------------------------------------------
            (Registrant's telephone number, including area code)

AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 21, 2000 reporting the acquisition by the registrant of Cybergold, Inc. ("Cybergold").


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 14, 2000, the Board of Directors of MyPoints.com, Inc. ("MyPoints"), a Delaware corporation, approved the acquisition of Cybergold, Inc., a Delaware corporation ("Cybergold"). Cybergold is a provider of online direct marketing and advertising solutions. In connection with the acquisition, MyPoints, Cybergold, and a wholly-owned subsidiary of MyPoints entered into an Agreement and Plan of Reorganization dated as of April 14, 2000. The stockholders of Cybergold approved the merger and the merger agreement at a special meeting of stockholders held on August 3, 2000 in Oakland, California. In addition, at a special meeting of stockholders held on August 3, 2000 in San Francisco, California, MyPoints's stockholders approved the issuance of shares of MyPoints's Common Stock in connection with the merger as required by the rules of The Nasdaq Stock Market. The merger was completed on August 7, 2000. In connection with the merger, Cybergold became a wholly-owned subsidiary of MyPoints under the name Cybergold, Inc.

Under the merger agreement, each share of Cybergold's common stock that was outstanding at the effective time of the merger was converted into the right to receive 0.48 of a share of MyPoints's Common Stock. MyPoints issued approximately 10.6 million shares of its Common Stock to former Cybergold stockholders. The shares of MyPoints Common Stock issued in connection with the merger were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (File No. 333-39924). This registration statement was declared effective on June 26, 2000. The merger is described in greater detail in the registration statement.

In addition to the shares of MyPoints common stock issued in connection with the merger, MyPoints assumed all outstanding options to purchase Cybergold Common Stock that were outstanding at the effective time of the merger. These options were converted into the right to acquire shares of MyPoints's common stock, subject only to adjustments to maintain the economic equivalence of the assumed options on the basis of the 0.48 exchange ratio in the merger.

MyPoints's acquisition of Cybergold was structured as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

        (a)  Financial Statements of Business Acquired


        (i) The audited consolidated balance sheets of Cybergold as of December 31, 1998 and 1999, the audited consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows of Cybergold for the years ended December 31, 1997, 1998 and 1999, the notes related thereto, and the Independent Auditors' Reports thereon are set forth at pages F-28 through F-44 of the joint proxy statement/prospectus contained in MyPoints's registration statement on Form S-4 (File No. 333-39924). Such financial statements, notes and reports set forth at such pages are incorporated herein by reference.

        (ii) The unaudited consolidated balance sheet of Cybergold as of June 30, 2000, the unaudited consolidated statements of operations and cash flows of Cybergold for the six months ended June 30, 2000 and June 30, 1999 and the notes related thereto are set forth below.

                                 Cybergold, Inc.
                         Six Months Ended June 30, 2000
                          Index to Financial Statements



Consolidated Balance Sheets at June 30, 2000 (unaudited) and December 31, 1999

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2000 and June 30, 1999

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and June 30, 1999

Notes to Unaudited Consolidated Financial Statements

                                 Cybergold, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)





                                                   June 30, 2000   December 31, 1999
                                                   -------------   -----------------
                                                    (Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents                             $  9,215         $ 17,265
Short-term investments                                  21,783           27,822
Accounts receivable, less allowance for
doubtful accounts of
$820 and $171, respectively                              5,099            1,799
Prepaid expenses and other
current assets                                             368              709
                                                      --------         --------
Total current assets                                    36,465           47,595
Property and equipment, net                              2,418            1,307
Intangible assets, net                                     178              317
Long-term investments                                    1,778               --
Deposits and other assets                                  148              134
                                                      --------         --------
Total assets                                          $ 40,987         $ 49,353
                                                      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                      $  2,496         $  1,308
Current maturities of long-term
obligations                                                233              201
Members payable                                          3,422            2,201
Membership acquisition payable                             922              625
Accrued liabilities                                      2,832            1,526
Deferred revenue                                           386              643
                                                      --------         --------
Total current liabilities                               10,291            6,504
Long-term obligations, net of current
maturities                                                 265              389
                                                      --------         --------
Total liabilities                                       10,556            6,893
                                                      --------         --------
Stockholders' Equity
Common stock                                                 3                3
Additional paid-in capital                              72,332           69,647
Deferred compensation                                   (1,113)          (1,313)
Retained deficit                                       (40,675)         (25,877)
Unrealized loss                                           (116)              --
                                                      --------         --------
Total stockholders' equity                              30,431           42,460
                                                      --------         --------
Total liabilities and
  stockholders' equity                                $ 40,987         $ 49,353
                                                      ========         ========



See accompanying notes to financial statements.

                                 Cybergold, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)
                                 (in thousands)

                                            For the Six Months Ended June 30,
                                            ---------------------------------
                                                 2000             1999
                                               --------         --------

Revenues:
Transaction                                    $  5,505         $    894
CMS and other                                     5,612              396
                                               --------         --------
Total revenues                                   11,117            1,290
                                               --------         --------
Cost of goods sold:
Transaction                                       2,441              423
CMS and other                                       144              184
                                               --------         --------
Total costs of goods sold                         2,585              607
                                               --------         --------
Gross profit                                      8,532              683
                                               --------         --------
Operating expenses:
Sales and marketing                              12,796            2,533
Product development                               3,880            1,149
General and administrative                        5,196              827
itarget.com acquisition expenses                  2,142               --
Amortization of deferred compensation               335              491
                                               --------         --------
Total operating expenses                         24,349            5,000
                                               --------         --------
Loss from operations                            (15,817)          (4,317)
Net other income                                  1,015               44
                                               --------         --------
Net loss                                        (14,802)          (4,273)
Dividend attributable to preferred
stockholders                                         --             (811)
                                               --------         --------
Net loss attributable to common
stockholders                                    (14,802)          (5,084)
Other comprehensive loss                           (117)              --
                                               --------         --------
Comprehensive loss                             $(14,919)        $ (5,084)
                                               ========         ========
Net loss per common share,
   basic and diluted                           $  (0.71)        $  (0.97)
                                               ========         ========

Weighted average common shares
outstanding, basic and diluted
                                                 20,896            5,228
                                               ========         ========



See accompanying notes to financial statements.

                                 Cybergold, Inc.
                      Consolidated Statements of Cash Flows
                                   (unaudited)
                                 (in thousands)


                                                       For the Six Months Ended June 30,
                                                       ---------------------------------
                                                          2000           1999
                                                        --------       --------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net loss                                                $(14,802)      $ (4,273)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization                                474            177
Amortization of deferred compensation                        335            491
Imputed compensation                                          --             83
Revenues in exchange for equity instruments                 (778)            --
Changes in assets and liabilities:
Accounts receivable                                       (2,550)           (43)
Prepaid expenses and other assets                            341           (416)
Accounts payable                                           1,188            549
Members payable                                            1,221            407
Membership acquisition payable                               297            296
Accrued liabilities                                        1,306            170
Deferred revenue                                            (257)            69
                                                        --------       --------
Net cash used in operating activities                    (13,225)        (2,490)
                                                        --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment                     (1,585)          (223)
Purchase of long-term investments                         (1,000)            --
Proceeds from short-term investments                       6,578             --
                                                        --------       --------
Net cash provided by (used in) investing
activities                                                 3,993           (223)
                                                        --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations                         (92)           (73)
Payment of loan obligations                                   --            (34)
Proceeds from equipment financing                             --            215
Proceeds from issuance of preferred stock                    327          8,000
Proceeds form issuance of common stock                       227             --
Proceeds from exercise of stock options, net
of repurchases                                               720             36
                                                        --------       --------
Net cash provided by financing activities                  1,182          8,144
                                                        --------       --------
Net increase (decrease) in cash and cash
equivalents                                             $ (8,050)      $  5,431

CASH AND CASH EQUIVALENTS:
Balance at beginning of period                          $ 17,265       $  3,181
                                                        --------       --------
Balance at end of period                                $  9,215       $  8,612
                                                        ========       ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest                                  $     33       $     26
                                                        ========       ========
Non-cash transactions:
Barter revenues, net                                    $    802       $     --
                                                        ========       ========
In March 2000, the Company issued approximately
1.83 million shares in exchange for the entire
capital stock of itarget.com in an acquisition
accounted for as a pooling.

In the six months ended June 30, 2000, warrants for 167,000 shares of common stock were exercised in a cashless exchange for 162,000 shares of common stock.

In January 2000, itarget entered into a stock swap agreement with Quintel
Communications whereby Quintel issued 229,862 shares of its common stock to the Company in exchange for 213,258 shares of the itarget Series B preferred stock.

See accompanying notes to financial statements.



                                 CYBERGOLD, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. BASIS OF PRESENTATION

The interim condensed consolidated financial statements of Cybergold, Inc. (the Company) are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, such unaudited financial statements include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the Company's financial position as of June 30, 2000 and the results of its operations and cash flows for the six months ended June 30, 2000 and 1999.

The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and the notes thereto included in the MyPoints, Inc. Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 23, 2000. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire year ending December 31, 2000.

2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition and Cost of Revenues

The Company earns revenue from certain member transactions and from custom marketing and other services. Transaction revenues are earned each time a member earns or spends incentive rewards within the system and for micropayment transactions. Transaction revenues are recognized as revenue upon completion of the specific action related to the transaction fee. Custom marketing services and other revenues include production and development fees received for customization of marketing programs, fees received for delivering targeted e-mail to the Company's members and fees received for other advertising and marketing services. Revenue is recognized as these services are performed.

Prepayments by advertising or marketing clients for transaction fees or custom marketing services are included in deferred revenue on the accompanying balance sheets.

The cost of revenues associated with our transaction revenues represent cash rewards paid to our members for completing transactions. The cost of revenues associated with custom advertising and marketing services and other revenues primarily consist of costs for production and development personnel and independent contractors.

Any unpaid rewards due to members are recorded in members payable in the accompanying balance sheets.

Also included in net revenues are revenues generated from exchanging lead generation and advertising services for advertising services. Such transactions are recorded at the lower of the estimated fair value of the advertisements received or delivered whichever is more reliably measurable. Revenues from these types of transactions are recognized when advertising or lead generation is provided, and services received are charged to expense when used. For the six months ended June 30, 2000 these revenues amounted to $ 802,000.

During the six months ended June 30, 2000, the Company generated revenues in the amount of $519,000 in exchange for equity instruments. Such transactions are recorded at the estimated fair value of the advertisements delivered or the fair value of the equity instruments received, whichever is more reliably measurable.

Short-term Investments

Short-term investments consist primarily of government and fixed-income securities which the Company plans to hold to maturity. These investments are reported at amortized cost in the accompanying balance sheets.


3. MERGER WITH iTARGET.COM

On March 29, 2000, the Company issued approximately 1.83 million shares of its common stock for the entire common stock of itarget.com. This acquisition was accounted for under the pooling-of-interests method of accounting. The financial statements reflect this acquisition as if Cybergold, Inc. and itarget.com had always been members of the same operating group. The financial statements are combined and all significant intercompany amounts have been eliminated.

The separate results of operations of Cybergold, Inc. and itarget.com, Inc. for periods prior to the merger are presented below (in thousands):


                                              CYBERGOLD, INC.     iTARGET.COM, INC.
                                              ---------------     -----------------
For the six months ended June 30, 1999

                 Revenues                        $  1,277            $     13
                 Net loss                        $ (3,950)           $   (323)

For the six months ended June 30, 2000

                 Revenues                        $ 10,476            $    641
                 Net loss                        $(11,061)           $ (3,741)



The results of Cybergold's operations subsequent to March 29,2000 reflect the combined results of Cybergold and itarget.com.


4. BASIC AND DILUTED LOSS PER COMMON SHARE

Basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common stock equivalents are excluded from the computation in loss periods, as their effect would be antidilutive.

5. RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives as assets or liabilities and measurement of those instruments at fair value. In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," which deferred the required date of adoption of SFAS No. 133 for one year, to fiscal years beginning after June 15, 2000. The Company is currently assessing the impact of these statements.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. Management does not expect the adoption of SAB 101 to have a material effect on the Company's operations or financial position. The Company is required to adopt SAB 101 in the fourth quarter of fiscal 2000.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN No. 44") "Accounting for Certain Transactions involving Stock Compensation," an interpretation of APB No. 25. FIN No. 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The Company believes the impact of FIN No. 44 will not have a material effect on its financial position or results of operations.

(b)     Pro Forma Financial Information (unaudited)



The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position and results of operations for future periods or the results that actually would have been realized had the Company and Cybergold been a consolidated company during the specified periods. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company which were previously reported in the Company's 10-K filed with the Securities and Exchange Commission on March 30, 2000.

The following unaudited pro forma condensed consolidated financial statements are based on the respective historical audited consolidated financial statements and the notes thereto of the Company and Cybergold after giving effect to the acquisition of Cybergold using the purchase method of accounting and the assumptions and adjustments described below. The purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed. The purchase price allocation is based on an independent appraisal and management estimates.

The required pro forma unaudited financial information is set forth below.

                         PRO FORMA FINANCIAL INFORMATION
                                Table of Contents

         Unaudited Pro Forma Condensed Consolidated
         Balance Sheet as of June 30, 2000

         Unaudited Pro Forma Condensed Consolidated
         Statement of Operation for the six months ended June 30, 2000

         Unaudited Pro Forma Condensed Consolidated
         Statement of Operation for the year ended
         December 31, 1999

         Unaudited Notes to Pro Forma Condensed
         Consolidated Financial Statements

                     Unaudited Pro Forma Condensed Combined
                        Balance Sheet as of June 30, 2000
                                 (In thousands)

                                                                            HISTORICAL
                                                                    ---------------------------                     PRO FORMA
                                                                     MYPOINTS        CYBERGOLD      ADJUSTMENTS      COMBINED
                                                                    ---------       -----------     -----------     ---------
  ASSETS

Current assets:
   Cash and cash equivalents                                        $ 108,461       $   9,215       $       -       $ 117,676
   Short-term investments                                                              21,783               -          21,783
   Accounts receivable, net                                            18,966           5,099               -          24,065
   Unbilled receivables, net                                              347                               -             347
   Notes and interest receivable                                        2,035                                           2,035
   Deposits and prepaid expenses                                        1,842             368               -           2,210
   Other current assets                                                 1,008                               -           1,008
                                                                    ---------       ---------       ---------       ---------
       Total current assets                                           132,659          36,465               -         169,124

Intangible assets                                                      20,150             178            (178)A       180,548
                                                                            -                         152,598 A
                                                                                                        3,800 C
                                                                                                        3,000 D
                                                                                                        1,000 E
Restricted cash                                                         2,509               -               -           2,509
Property and equipment, net                                            12,107           2,418               -          14,525
Other assets                                                               78           1,926          (1,000)E         1,004
                                                                    ---------       ---------       ---------       ---------

       Total assets                                                 $ 167,503       $  40,987       $ 159,220       $ 367,710
                                                                    =========       =========       =========       =========

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable & accrued liabilities                           $  13,168       $   5,328       $   3,000 C     $  21,496
   Dividends payable                                                                                    3,800 C         3,800
   Notes payable, current portion                                         335             120               -             455
   Obligations under capital leases, current portion                      112             113               -             225
   Other current liabilities                                                -             922               -             922
   Deferred revenue                                                     2,497             386               -           2,883
   Members payable                                                     13,004           3,422               -          16,426
                                                                    ---------       ---------       ---------       ---------
       Total current liabilities                                       29,116          10,291           6,800          46,207

Notes payable, less current portion                                       738             220               -             958
Obligations under capital leases, less current portion                     42              45               -              87

Stockholders' equity:
   Common stock                                                            29               3              (3)A            40
                                                                                                           11 A
   Additional paid-in capital                                         221,980          72,332         (71,104)A       407,497
                                                                                                      184,289 A
   Deferred stock-based compensation                                   (7,206)         (1,113)         (1,448)         (9,767)
   Unrealized loss on marketable securities                                 -            (116)              -            (116)
   Accumulated deficit                                                (77,196)        (40,675)         40,675 A       (77,196)
                                                                    ---------       ---------       ---------       ---------
       Total stockholders' equity                                     137,607          30,431         152,420         320,458
                                                                    ---------       ---------       ---------       ---------
       Total liabilities and stockholders' equity
                                                                    $ 167,503       $  40,987       $ 159,220       $ 367,710
                                                                    =========       =========       =========       =========


  See accompanying notes to unaudited pro forma combined financial statements.

              Unaudited Pro Forma Combined Statement of Operations
                          Year ended December 31, 1999
                     (In thousands, except per share data)


                                                              HISTORICAL
                                                       --------------------------                               PRO FORMA
                                                       MYPOINTS           CYBERGOLD         ADJUSTMENTS         COMBINED
                                                       ---------          ---------         -----------         ---------
Revenues                                               $  24,140          $   5,483          $       -          $  29,623
Cost of revenues                                           7,407              1,928                  -              9,335
                                                       ---------          ---------          ---------          ---------
Gross profit                                              16,733              3,555                  -             20,288
                                                       ---------          ---------          ---------          ---------

Operating expenses:
   Technology costs                                        8,665              3,187                  -             11,852
   Sales and marketing expense                            30,247              9,158                  -             39,405
   General and administrative expense                      9,601              3,352                  -             12,953
   Amortization of intangible assets                       3,116                  -             53,466 B           56,582
   Stock-based compensation                                3,054                735                630              4,419
                                                       ---------          ---------          ---------          ---------
       Total operating expenses                           54,683             16,432             54,096            125,211
                                                       ---------          ---------          ---------          ---------

Operating loss                                           (37,950)           (12,877)           (54,096)          (104,923)
Interest income/(expense), net                               494                740                  -              1,234
                                                       ---------          ---------          ---------          ---------

Net loss                                                 (37,456)           (12,137)           (54,096)          (103,689)
                                                       ---------          ---------          ---------          ---------

Dividend related to preferred stockholders                (9,800)            (1,571)                              (11,371)
                                                       ---------          ---------          ---------          ---------

Net Loss attributable to common stockholders           $ (47,256)         $ (13,708)         $ (54,096)          (115,060)
                                                       =========          =========          =========          =========
Basic and diluted net loss per share                   $   (3.53)         $   (1.45)                            $   (4.79)
                                                       =========          =========                             =========
Weighted average shares - basic and diluted               13,397              9,464             10,636 A           24,033
                                                       =========          =========          =========          =========


  See accompanying notes to unaudited pro forma combined financial statements.

              Unaudited Pro Forma Combined Statement of Operations
                         Six Months ended June 30, 2000
                     (In thousands, except per share data)

                                                                  HISTORICAL
                                                            ------------------------                     PRO FORMA
                                                             MYPOINTS      CYBERGOLD    ADJUSTMENTS      COMBINED
                                                            --------       ---------    -----------     ----------

Revenues                                                    $ 34,528       $ 11,117       $      -       $ 45,645
Cost of revenue                                                8,543          2,585              -         11,128
                                                            --------       --------       --------       --------
   Gross Profit                                               25,985          8,532              -         34,517

Operating expenses:
   Technology costs                                           10,918          3,880              -         14,798
   Sales and marketing expense                                21,694         12,796              -         34,490
   General and administrative expense                         10,011          5,196              -         15,207
   Amortization of intangible assets                           2,419              -         26,733 B       29,152
   itarget.com acquisition costs                                   -          2,142              -          2,142
   Stock-based compensation                                    2,200            335            441          2,976
                                                            --------       --------       --------       --------
       Total operating expenses                               47,242         24,349         27,174         98,765
                                                            --------       --------       --------       --------

Operating loss                                               (21,257)       (15,817)       (27,174)       (64,248)

Interest income/(expense), net                                 2,539          1,015              -          3,554
                                                            --------       --------       --------       --------
Net loss                                                    $(18,718)      $(14,802)      $(27,174)      $(60,694)
                                                            ========       ========       ========       ========
Basic and diluted net loss from continuing operations
   per share                                                $   (.67)      $   (.71)                     $  (1.57)
                                                            ========       ========                      ========

Weighted average shares - basic and diluted                   27,944         20,896         10,636 A       38,580
                                                            ========       ========       ========       ========


  See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On April 14, 2000, MyPoints.com, Inc., ("MyPoints") entered into an agreement to merge with Cybergold, Inc. ("Cybergold") in a transaction to be accounted for as a purchase. The purchase price of the Cybergold acquisition is estimated to be $184.3 million including the estimated value of the MyPoints shares and estimated transaction costs of $2.5 million. The stockholders of Cybergold will receive approximately 10,636,000 shares of MyPoints common stock. Additionally, MyPoints will convert approximately 2,978,000 Cybergold options into approximately 1,430,000 options to purchase MyPoints common stock. These estimates are preliminary and the actual number of shares and stock options to purchase shares will depend on the actual number outstanding as of the date of the consummation of the merger.

The estimated value of the MyPoints common stock is approximately $16.29 per share based on the average closing price of MyPoints's common stock for the five day period including the date of the announcement of the signing of the merger agreement and two days preceding and succeeding such date. The estimated value of the options to purchase MyPoints common stock is approximately $5.98 per share using the Black-Scholes model.

The preliminary purchase price allocation using balances as of June 30, 2000 including adjustments C through E related to the purchase, as described in Note 2, is summarized below (in thousands):


                                                    Amount
                                                    ------

     Fair value of tangible net assets acquired    $ 22,454
     Membership base                                  1,749
     Existing technology                              1,230
     Workforce                                        3,722
     Deferred compensation                            1,448
     Goodwill                                       153,697
                                                   --------
                      Total purchase price         $184,300
                                                   ========

MyPoints expects to amortize the intangibles over their estimated useful lives of 3 years.

NOTE 2 - PRO FORMA ADJUSTMENTS

A To reflect the acquisition of Cybergold intangible assets based on the preliminary purchase price allocation described in Note 1.


B To reflect amortization of goodwill and other intangibles over their estimated useful lives of three years, as if the acquisition occurred on January 1, 1999 and January 1, 2000 for purposes of the Statement of Operations for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

C To reflect the estimated dividend to be paid to the former Cybergold shareholders in regards to the disposition of Magnacash.

D To reflect estimated severance costs of $400,000 and Cybergold estimated acquisition costs of $2.6 million.

E       To record investments at their estimated market value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MYPOINTS.COM, INC.


                                        By: /s/ John Steuart
                                            ---------------------------
                                            John Steuart,
                                            Senior Vice President,Finance
                                            and Chief Financial Officer

                                  Exhibit Index

No.       Description
---       -----------
23.1      Consent of Arthur Andersen LLP

23.2      Consent of Singer Lewak Greenbaum and Goldstein LLP